PLACEMENT AGENCY AGREEMENT

                                                            As of August 3, 1999

Spencer Trask Securities, Incorporated
535 Madison Avenue
18th Floor
New York, New York 10022

Gentlemen:

A.C.L.N. Limited, a Cyprus corporation (the "Company"), hereby confirms its agreement with Spencer Trask Securities Incorporated, a Delaware corporation (the "Placement Agent"), as follows:

1. Offering. (a) The Company shall offer (the "Offering") for sale through the Placement Agent and its selected dealers, as exclusive agent for the Company, a minimum of 60, and a maximum of 120, units (each a "Unit" and collectively, the "Units"). Each Unit will consist of 7,500 shares (the "Shares") of the Company's Ordinary Shares, par value CYP 0.01 per share (the "Ordinary Shares").

      (b) Placement of the Units shall be made on a "best efforts - all or none" basis with respect to the first 60 Units (the "Minimum Amount") and a "best efforts" basis as to the remaining 60 Units. The minimum subscription for Units shall be one Unit, except that the Placement Agent may, in its discretion, offer fractional Units. The Units will be offered commencing on the date of the Memorandum (as defined below) and ending at 12:00 p.m., New York City time, on October 27, 1999, except that the offering period may be extended by the Placement Agent for an additional 90 days with the prior written consent of the Company without notice to the subscriber (the "Offering Period"). The date on which the Offering shall terminate shall be referred to as the "Termination Date."

      (c) Subscriptions for the Units will be accepted by the Company at a price of $100,400 per Unit (the "Offering Price"); provided, however, that the Company shall not accept subscriptions for, or sell Units to, any persons or entities who do not qualify as "accredited investors," as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Act").

      (d) The offering of the Units will be made by the Company solely pursuant to the Memorandum, the current form of which is reasonably acceptable to the Placement Agent, and which at all times will continue to be in form and substance reasonably acceptable to the Placement Agent and its counsel and contain such legends and other information as the Placement Agent and its counsel may, from time to time, deem reasonably necessary and desirable to be set forth therein. "Memorandum" as used in this Agreement means the Company's Confidential Private Placement Memorandum, dated August 3, 1999, inclusive of all exhibits, and all amendments, supplements and appendices thereto. Unless otherwise defined, each term used in this Agreement will have the same meaning as set forth in the Memorandum.

      (e) As more particularly described in the Registration Rights Agreement, a form of which is annexed to the Memorandum, the Company shall prepare and file, within 60 days after the Final Closing Date (as defined below), a registration statement under the Act, which registration statement shall cover the resale of the Shares. The 60-day period may be extended for a reasonable period by the Company in the case of extraordinary and mitigating circumstances, such as a sale or merger of the Company, with the Placement Agent's consent, which consent may not be unreasonably withheld (the "Filing Date"). The Company shall use its best efforts to cause the registration statement to become effective under the Act in accordance with the Registration Rights Agreement; provided that, in connection with the registration and the registration procedures set forth in the Registration Rights Agreement, the sellers of the Registrable Securities (as defined in the Registration Rights Agreement) shall furnish to the Company in writing such information with respect to the sellers and the proposed distribution by them as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

2. Representations and Warranties. The Company (which for purposes of this
Section 2 includes its subsidiaries, as applicable) hereby represents and warrants to the Placement Agent that:

      (a) The Memorandum has been prepared by the Company in conformity with all applicable laws, and is in compliance with Regulation D as promulgated under
Section 4(2) of the Act ("Regulation D"), the Act and the requirements of all other rules and regulations (the "Regulations") of the SEC relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Units are to be offered and sold. The Units will be offered and sold pursuant to the exemption from registration provided by Rule 506 of Regulation D and Section 4(2) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those jurisdictions in which the Placement Agent notifies the Company that the Units are being offered for sale and to which the Company consents. The Memorandum, including the exhibits thereto, describe all material aspects, including attendant risks, of an investment in the Company. The Company has not taken nor will it take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to

Rule 506 of Regulation D or Section 4(2) and knows of no reason why any such exemption would be otherwise unavailable to it. None of the Company, its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Rule 503 of Regulation D.

      (b) The Memorandum does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (c) The Company has furnished the Placement Agent with true and complete copies of its report on Form 6-K for the three month period ended March 1999 and its Annual Report on Form 20-F for the fiscal year ended December 31, 1998 (the "Current Reports"), which Current Reports constitute the only documents that the Company was required to file with the SEC since December 31, 1998. The Company has also filed all other reports required to be filed with the SEC prior to December 31, 1998 (such reports, together with the Current Reports are collectively referred to as the "SEC Reports"). As of their respective filing dates, the Current Reports and all other filings made by the Company under the Act or the Securities and Exchange Act of 1934, as amended (the "1934 Act") complied in all material respects with the requirements of the Act or the 1934 Act, as the case may be, and none of such filings contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company meets the requirements for the use of Form F-3 in connection with the resale of the Shares.

      (d) The Company is a corporation duly organized, validly existing and in good standing under the laws of Cyprus. Except as described in the Memorandum or the Current Reports, the Company does not have an equity interest in any other firm, partnership, association or other entity. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary, except those that would not materially and adversely affect the Company.

      (e) The Company has all requisite power and authority (corporate and other) to conduct its business as presently conducted and as proposed to be conducted (as described in the Memorandum or the Current Reports) and to enter into and perform its obligations under this Agreement and the other agreements contemplated hereby and by the Memorandum (collectively, the "Transaction Documents"). Each of the Transaction Documents has been duly authorized. This Agreement has been duly executed and delivered and constitutes, and each of the other Transaction Documents, upon due execution and delivery, will have been duly executed and delivered and will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

      (f) None of the execution and delivery of, or performance by, the Company under, any of the Transaction Documents or the consummation of the transactions contemplated herein or therein conflicts with or violates, or will result in the creation or imposition of, any lien, charge or other encumbrance upon any of the assets of the Company under any agreement or other instrument to which the Company is a party or by which the Company or its assets may be bound, or any term of the charter or by-laws of the Company, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or any of its assets.

      (g) The Company has authorized the outstanding capital stock as set forth under the "Capitalization" and "Description of Securities" headings in the Memorandum. All outstanding shares of capital stock of the Company are duly authorized, validly issued and outstanding, fully paid and nonassessable. Except as set forth in the Memorandum: (i) there are no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Company or others to purchase or acquire any shares of capital stock or other equity securities of the Company; (ii) there are no securities issued or outstanding which are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) other than those Shares that the Company will reserve for any issuance of Shares upon the exercise of the Agent's Warrants (as defined below), no shares of stock or other securities of the Company are reserved for issuance for any purpose; (iv) the Company has not granted, and to the Company's knowledge, no other party has granted any voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of shares of stock or other securities of the Company, including without limitation, any preemptive rights, rights of first refusal, proxies or similar rights; and (v) no person holds a right to require the Company to register any securities of the Company under the Act or to participate in any such registration. The issued and outstanding shares of capital stock of the Company conform to all statements in relation thereto contained in the Memorandum and describes all material terms and conditions thereof. All issuances by the Company of its securities were exempt from registration under the Act and any applicable state securities laws or were issued pursuant to a registration statement declared effective by the SEC under the Act, which registration statement was available for the sale of the type of securities sold thereunder.

      (h) The Shares, the Agent's Warrants and the Agent's Shares issuable upon exercise of the Agent's Warrants have been duly authorized and, when issued and delivered against payment therefor as provided in the Transaction Documents, will be validly issued, fully paid and nonassessable. No holder of any of the Shares will be subject to personal liability solely by reason of being such a holder, and none of the Shares are subject to preemptive or similar rights of any stockholder or securityholder of the Company. A sufficient number of authorized, but unissued, Shares have been reserved for issuance, and will continue to be reserved for issuance, upon the exercise of the Agent's Option and the Agent's Warrants.

      (i) No consent, authorization or filing of or with any court or governmental authority is required in connection with the issuance of the Units or the consummation of the transactions contemplated herein or in the other Transaction Documents, except for required filings with the SEC and applicable "Blue Sky" or state securities commissions or filings and applications under the Exchange Control Law Cap. 199 and the Companies Law Cap. 113.

      (j) The financial statements, together with the related notes, of the Company included in the Memorandum or the Current Reports present fairly the financial position of the Company as of the respective dates specified and the results of its operations and changes in financial position for the respective periods covered thereby. Such financial statements and related notes were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with the published rules and regulations of the SEC with respect thereto. Except as set forth in such financial statements or in the Memorandum, the Company has incurred no material liabilities of any kind, whether accrued, absolute, contingent or otherwise or entered into any material transactions. The other financial and statistical information with respect to the Company and any pro forma information and related notes included in the Memorandum or the Current Reports present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements of the Company included in the Memorandum or the Current Reports. The Company does not know of any facts, circumstances or conditions adversely affecting its operations, earnings or prospects which have not been fully disclosed in the Memorandum.

      (k) The conduct of business by the Company as presently conducted and as proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company conducts or proposes to conduct such business, except as described in the Memorandum or the Current Reports and except such regulation as is applicable to commercial enterprises generally. The Company has obtained all requisite licenses, permits and other governmental authorization to conduct its business as presently, and as proposed to be, conducted.

      (l) No default by the Company or, to the knowledge of the Company, any other party exists in the due performance under any of the agreements referred to in the Memorandum or in the Current Reports to which the Company is a party or to which any of its assets is subject (collectively, the "Company Agreements"). The Company Agreements are the only material agreements to which the Company is bound, or by which its assets are subject, and are accurately and fairly described in the Memorandum or in the Current Reports and are in full force and effect and enforceable in accordance with their respective terms.

      (m) Except as set forth in the Memorandum or in the Current Reports, there are no actions, proceedings, claims or investigations before or by any court or governmental authority (or any state of facts which management of the Company has concluded could give rise thereto) pending or, to the knowledge of the Company, threatened against the Company, or involving its assets or any of its officers or directors which, if determined adversely to the Company or such officers or directors, could result in any material adverse change in the condition (financial or otherwise) or prospects of the Company or adversely affect the transactions contemplated by this Agreement or the other Transaction Documents or the enforceability hereof or thereof.

      (n) The Company is not in violation of nor does this Agreement conflict with: (i) its Memorandum of Association or Articles of Association; (ii) any indenture, mortgage, deed of trust, note or other agreement or instrument to which the Company is a party or by which it is or may be bound or to which any of its assets may be subject; (iii) to the Company's knowledge, any statute, rule or regulation; or (iv) any judgment, decree, or order applicable to the Company, which violation or violations individually, or in the aggregate, might result in any material adverse change in the condition (financial or otherwise) or prospects of the Company.

      (o) The Company does not own any real property in fee simple, and the Company has good and marketable title to all personal property (tangible and intangible) owned by it, free and clear of all security interests, liens and encumbrances, except as described in the Memorandum or in the Current Reports.

      (p) The Company owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, copyrights, rights, trade secrets, confidential information, processes and formulations necessary for the conduct of its business, except as otherwise described in the Memorandum or the Current Reports (collectively, the "Intangibles"). Except as set forth in the Memorandum or the Current Reports, the Company has not infringed upon the rights of others with respect to the Intangibles which the Company directly owns or possesses and, to the Company's knowledge, the Company has not infringed upon the rights of others with respect to Intangibles which it licenses from third parties, and the Company has not received notice that it has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, or any notice of conflict with the asserted rights of others with respect to the Intangibles which could, individually or in the aggregate, materially and adversely affect, the condition (financial or otherwise) or prospects of the Company. Except as set forth in the Memorandum or the Current Reports, to the best knowledge of the Company, no others have infringed upon the Intangibles.

      (q) Subsequent to the respective dates as of which information is given in the Memorandum and except as provided therein, the Company has operated its business in the ordinary course as theretofore conducted and, except as may otherwise be set forth in or contemplated by the Memorandum, there has been no, and the Company does not know of any facts which could result in any: (i) material adverse change in the condition (financial or otherwise) of the Company; (ii) transaction otherwise than in the ordinary course of business;
(iii) issuance of any securities (debt or equity) or any rights to acquire any such securities; (iv) damage, loss or destruction, whether or not covered by insurance, with respect to any asset or property of the Company; or (v) agreement to permit any of the foregoing.

      (r) The Company has filed, on a timely basis, each Federal, state, local and foreign tax return which is required to be filed by it, or has requested an extension therefor, and has paid all taxes and all related assessments, penalties and interest to the extent that the same have become due, except for any tax that currently is, or may be, contested in good faith by the Company and for which adequate reserves have been provided.

      (s) Other than as agreed to between the Company and the Placement Agent in this Agreement, there are no claims for services against the Company in the nature of a finder's or broker's fee or commission in connection with the Offering or the consummation of the transactions contemplated hereby. The Company agrees to indemnify the Placement Agent from any such claim made by any other person. The Company has not offered for sale or solicited offers to purchase the Units, with the exception of the Company's negotiations with the Placement Agent.

      (t) Neither the Company nor any of its directors, officers or affiliates has taken, nor will he, she or it take, directly or indirectly, any action designed, or which might reasonably be expected in the future, to cause or result in, under the Act, the 1934 Act or otherwise, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company's Shares or otherwise.

      (u) Assuming (i) the accuracy and completeness of the information provided by the respective subscribers in the Subscription Agreements (as defined below) and (ii) that the Placement Agent has complied in all material respects with the provisions of Regulation D, the offer and sale of the Units pursuant to the terms of this Agreement are exempt from the registration requirements of the Act and the rules and regulations promulgated thereunder. The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 under the Act.

3. Placement Agent Appointment and Compensation. (a) The Company hereby appoints the Placement Agent as the Company's exclusive agent in connection with the Offering, and the Placement Agent agrees to act on a "best efforts-all or none" basis with respect to the first 60 Units and on a "best effort" basis with respect to the remaining 60 Units. The Company has not and will not make, or permit to be made, any offers or sales of the Units other than through the Placement Agent without the Placement Agent's prior written consent. The Placement Agent has no obligation to purchase any of the Units. The agency of the Placement Agent hereunder shall continue until the earlier of the Termination Date and the Final Closing (as defined below).

      (b) The Company has caused to be delivered to the Placement Agent copies of the Memorandum and the Current Reports and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws, and hereby authorizes the Placement Agent to use the Memorandum and the Current Reports in connection with the sale of the Units until the Termination Date, and no person other than the Placement Agent is or will be authorized to give any information or make any representations other than those contained in the Memorandum or the Current Reports or to use any offering materials other than those contained in the Memorandum or the Current Reports in connection with the sale of the Units.

      (c) The Company will cooperate with the Placement Agent by making available to its representatives such information as may be requested in making a reasonable investigation of the Company and its affairs and shall provide access to such employees as shall be reasonably requested.

      (d) At each Closing (as defined below), the Company shall pay to the Placement Agent a placement fee (the "Placement Agent's Fee") equal to nine percent (9%) of the Offering Price of all the Units sold in such Closing (as defined below) and for which finds are disbursed to the Company; provided, however, if a subscriber purchases Units for a purchase price of $500,000 or more, but less than $1,000,000, then the Placement Agent's Fee shall be equal to eight percent (8%) of the purchase price paid by such subscriber; if a subscriber purchases Units for a purchase price of $1,000,000 or more, then the Placement Agent's Fee shall be equal to seven percent (7%) of the purchase price paid by such subscriber; and, in the event that any of the Units are sold to the Placement Agent or an affiliate of the Placement Agent, the Company shall pay a Placement Agent's Fee equal to six percent (6%) of the purchase price paid by the Placement Agent or an affiliate of the Placement Agent.

      (e) The Company shall pay the expenses incurred with the preparation and printing of all necessary offering and closing documents and instruments related to the Offering and the issuance of Shares and the Agent's Warrants or the Agent's Shares upon exercise of the Agent's Warrants, including, but not limited to, expenses with respect to four bound volumes of closing documents, accounting fees and legal fees of the Company's counsel. The Company shall pay to the Placement Agent a non-accountable expense allowance in an amount equal to three percent (3%) of the aggregate Offering Price of all the Units sold in the Offering (the "Expense Allowance"), which Expense Allowance shall be deducted from the gross proceeds of the Units sold in the Offering; provided, however, that the Expense Allowance shall in no event exceed $200,000. Such Expense Allowance shall cover the Placement Agent's expenses, including, but not limited to, legal fees, mailings, telephone, travel and due diligence. A non-refundable advance of $35,000 has been paid to the Placement Agent, which non-refundable advance shall be credited toward the Expense Allowance at the Minimum Amount Closing (as defined below). Payment of the proportional amounts of the Placement Agent's Fee and the Expense Allowance will be made out of the proceeds of subscriptions for the Units sold at each Closing. In addition, the Company shall pay for all Blue Sky filing fees and counsel fees and disbursements with respect to Blue Sky qualification. If the Offering is not completed for any reason, the Company will reimburse the Placement Agent for any and all reasonable, accountable out-of-pocket expenses incurred by the Placement Agent with respect to the Offering.

      (f) As additional compensation hereunder, at each Closing, the Company shall sell to the Placement Agent or its designees, for an aggregate purchase price of $1.00, warrants (the

"Agent's Warrants") to purchase a number of Shares (the "Agent's Shares") and together with the Agent's Warrants, the "Agent's Securities") at the offering price per Share in an amount equal to ten percent (10%) of the Shares contained in the Units sold in the Offering, provided that the Minimum Amount is sold. The Agent's Warrants shall be exercisable, commencing with the Final Closing, until the date five (5) years after the date of the Final Closing (the "Warrant Exercise Term"). The Company shall include the Agent's Shares in the registration statement to be filed by the Company as per Section 1(e) hereof; provided, however, if the Company is unable to register the Agent's Shares in connection with the foregoing registration statement, then the Company shall register the Agent's Shares under the Act, on two separate occasions during the Warrant Exercise Term, at the request of the holders of a majority of the Agent's Securities made at any time after 180 days after the Final Closing, the Agent's Shares issuable upon the exercise of the Agent's Warrants (the "Agent's Registrable Shares"). On each such occasion, the Company will file, as soon as practicable, with the SEC a registration statement under the Act with respect to the Agent's Registrable Shares and keep such registration statement effective for 120 days. The Company shall pay all expenses, other than underwriters' discounts and commissions, relating to registering the Agent's Registrable Shares covered by the first request, and the holder(s) of the Agent's Registrable Shares shall pay all reasonable registration expenses arising from the second registration. Nothing herein contained shall require the Company to undergo an audit, other than in the ordinary course of business. In addition, the holders of the Agent's Registrable Shares shall have "piggyback" registration rights with respect to the Agent's Registrable Shares for a period of seven (7) years from the Minimum Amount Closing Date or for the period of exercisability, whichever is longer; provided, however, that such registration rights shall be subject to exceptions, including: (i) exclusion if, in the opinion of any underwriter of an underwritten public offering of securities of the Company, inclusion of the Agent's Registrable Shares would cause the marketing of such offering to be materially more difficult than would be the case in the absence of the inclusions of such Shares, (ii) registration statements on Forms S-4, F-4, or any successor forms, and (iii) registration statements on Form S-8, or any successor form. At the Minimum Amount Closing, the Company and Placement Agent shall enter into a warrant agreement in form and substance reasonably satisfactory to the Placement Agent and the Company (the "Agent's Warrant Agreement"), which shall contain such terms and other customary provisions and anti-dilution provisions relating to any stock splits, reverse stock splits, stock dividends, recapitalization or reclassifications authorized by the Company.

      (g) The Company shall also pay to the Placement Agent the Placement Agent's Fee and Expense Allowance with respect to, and based on, any investment by any investor or party whose name is included in a comprehensive notarized list, which list shall be delivered to the Company by the Placement Agent's counsel within 30 days after the Final Closing (a "Post Closing Investor") which invests in the Company subsequent to the Final Closing (other than through a public offering or open market purchases or purchases of Shares from other Company shareholders) at any time within 60 days from the later of the Termination Date or the Final Closing.

      (h) Pursuant to a consulting agreement, the Placement Agent will provide such investment banking advisory services as the Company may from time to time request, for a one year period, commencing on the date of the Minimum Amount Closing, for a one-time fee of either (i) $100,000 in cash or (ii) warrants at 150% of the offering price per Share in an amount equal to ten percent (10%) of the Shares sold in the Offering, at the option of the Placement Agent, payable at the Minimum Amount Closing, which number of warrants shall be increased at each subsequent Closing. These warrants will have the same rights and privileges as the Agent's Warrants described in Section 3(f) hereof. Such services will include advice relating to corporate management, strategic planning, financial planning and relationships with banks, securities firms and financial institutions.

4. Subscription and Closing Procedures. (a) Each prospective purchaser will be required to complete and execute one original of the Subscription Agreement and one original Registration Rights Agreement in the forms annexed to the Memorandum (collectively the "Subscription Agreements"), which will be forwarded or delivered to the Placement Agent at the Placement Agent's offices at the address set forth in Section 11 hereof, together with the subscriber's check or good funds in the full amount of the purchase price for the number of Units desired to be purchased.

      (b) All funds for subscriptions received from the Offering will be promptly forwarded by the Placement Agent or the Company, if received by it, to and deposited into the escrow account (the "Escrow Account") established for such purpose with United Stares Trust Company of New York (the "Escrow Agent"). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of the Escrow Agreement among the Company, the Placement Agent and the Escrow Agent. The Company will pay all fees related to the establishment and maintenance of the Escrow Account. Any interest accruing on funds in the Escrow Account shall be first applied against the cost of maintaining the Escrow Account and the balance shall be distributed to the Placement Agent. Subject to the receipt of such subscriptions for the Minimum Amount, the Company will either accept or reject the Subscription Agreement in a timely fashion and at each Closing will countersign the Subscription Agreements and provide duplicate copies of such Subscription Agreements to the Placement Agent for distribution to the subscribers. The Company will give notice to the Placement Agent of its acceptance of each subscription. The Company will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions and give written notice thereof to the Placement Agent upon such return.

      (c) If subscriptions for at least the Minimum Amount have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, the first closing (the "Minimum Amount Closing") shall be held within 10 business days thereafter (the "Minimum Amount Closing Date"). Thereafter, the remaining Units will continue to be offered and sold until the Termination Date. Additional closings (together with the Minimum Amount Closing and the Final Closing, the "Closings") may from time to time be conducted at times mutually agreeable with respect to additional Units sold with the final Closing (the "Final Closing") to occur within 10 business days after the earlier of the Termination Date or the sale of all Units offered. Delivery of payment for the accepted subscriptions for Units from the funds held in the Escrow Account will be made at each Closing at the Placement Agent's offices against delivery of the Units by the Company at the address set forth in Section 11 hereof (or at such other place as may be mutually agreed upon between the Company and the Placement Agent). Other than the Minimum Amount Closing and the Final Closing, no Closing shall be held for less than two (2) Units, except with the consent of the Company. Executed certificates for the Shares constituting the Units and the Agent's Warrants will be in such authorized denominations and registered in such names as the Placement Agent may request on or before the second full business day prior to the date of each Closing (each, a "Closing Date"), and will be made available to the Placement Agent for checking and packaging at the Placement Agent's office at least one full business day prior thereto.

      (d) If Subscription Agreements for the Minimum Amount have not been received and accepted by the Company by the Termination Date or if such Subscription Agreements have been received and accepted by the Company by the Minimum Amount Closing Date but all funds for the Minimum Amount have not been collected by the Escrow Agent by such date, the Offering will be terminated, no Units or additional Units will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from subscribers for the Units to be promptly returned to such subscribers without interest, penalty, expense or deduction.

5. Further Covenants. The Company hereby covenants and agrees that:

      (a) Except with the prior written consent of the Placement Agent, the Company shall not, at any time prior to the Final Closing, take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct on and as of each Closing Date with the same force and effect as if such representations and warranties had been made on and as of each such date.

      (b) If, at any time prior to the Final Closing, any event shall occur which does or may materially affect the Company or as a result of which it might become necessary to amend or supplement the Memorandum so that the representations and warranties herein remain true in all material respects, or in case it shall, in the opinion of counsel to the Placement Agent, be necessary to amend or supplement the Memorandum to comply with Regulation D or any other applicable securities laws or regulations, the Company will promptly notify the Placement Agent and shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may reasonably request. The Company will not at any time, whether before or after the Final Closing, prepare or use any amendment or supplement to the Memorandum of which the Placement Agent will not previously have been advised and furnished with a copy, or to which the Placement Agent or its counsel will have reasonably objected in writing or orally (confirmed in writing within 24 hours), or which is not in compliance in all material respects with the Act, the regulations and other applicable securities laws. As soon as the Company is advised thereof, the Company will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Memorandum, or the suspension of the qualification or registration of the Shares for offering or the suspension of any exemption for such qualification or registration of the Shares for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its reasonable best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

      (c) The Company shall comply in all material respects with the Act, the regulations, the 1934 Act and the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Placement Agent's Blue Sky counsel has advised the Placement Agent that the Units are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Units, and will file with the SEC, and shall promptly thereafter forward to the Placement Agent, any and all reports on Form D as are required.

      (d) The Company shall use its reasonable best efforts to qualify the Units for sale under the securities laws of such jurisdictions as may be mutually agreed to by the Company and the Placement Agent, and the Company will make such applications and furnish information as may be required for such purposes, provided that the Company will not be required to qualify as a foreign corporation in any jurisdiction or to subject itself to general service of process in any jurisdiction (with the exception of the State of New York and United States Federal courts sitting in the City of New York). The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request.

      (e) The Company shall place a legend on the certificates representing the Shares, and the Agent's Warrants and the Agent's Shares stating that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

      (f) The Company shall apply the net proceeds from the sale of the Units in the manner described under "Risk Factors - Discretionary Use of Proceeds" and "Use of Proceeds" headings in the Memorandum. Except as specifically set forth in the Memorandum, the net proceeds of the Offering shall not be used to repay indebtedness to officers, directors or stockholders of the Company without the prior written consent of the Placement Agent, except for the reimbursement for reasonable and necessary expenses which are related to Company business or which are incurred in connection with attendance at board, committee or shareholder meetings.

      (g) During the Offering Period, the Company shall make available for review by prospective purchasers of the Units during normal business hours at the Company's offices, upon their request, copies of the Company Agreements to the extent that such disclosure shall not violate any obligation on the part of the Company to maintain the confidentiality thereof and shall afford each prospective purchaser of Units the opportunity to ask questions of and receive answers from, an officer of the Company concerning the terms and conditions of, the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Memorandum and the Current Reports to the extent it possesses such information or can acquire it without unreasonable expense.

      (h) In connection with the Placement Agent's due diligence investigation, the Company shall cooperate with the Placement Agent and the Placement Agent's counsel by making available to the Placement Agent's representatives such information as may be appropriate in making a reasonable investigation of the Company and its affairs. The Company shall provide, at its expense, background checks, credit or similar reports on such key management persons as the Placement Agent shall reasonably request. These expenses will not exceed $5,000. Prior to the First Closing, the Company shall make available to such credit reporting firm such materials relating to the Company, and shall provide such firm with access to such employees, as shall be reasonably requested by the Placement Agent.

      (i) [Intentionally Omitted].

      (j) The Company shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering and the issuance of the Units, the Agent's Warrants, the Agent's Shares and any warrants issued by the Company to the Placement Agent pursuant to the consulting agreement referred to in Section 3(h) and will also pay the Company's own expenses for accounting fees, legal fees, and other costs involved with the Offering. The Company will provide at its own expense such quantities of the Memorandum and other documents and instruments relating to the Offering as the Placement Agent may reasonably request. In addition, the Company will pay all reasonable filing fees, costs and reasonable legal fees for Blue Sky services and related filings and expenses of counsel with respect to Blue Sky qualifications. The Blue Sky filings shall be prepared by the Placement Agent's Blue Sky counsel and all Blue Sky filing fees shall be paid by the Company prior to any filing. All other fees and expenses of Blue Sky counsel shall be payable at each Closing.

      (k) Until the earlier of the Termination Date and the Final Closing, neither the Company nor any person or entity acting on its behalf will negotiate with any other placement agent or underwriter with respect to a private or public offering of the Company's or any subsidiary's debt or equity securities. Neither the Company nor anyone acting on its behalf will, until the earlier of the Termination Date and the Final Closing, without the prior written consent of the Placement Agent, offer for sale to, or solicit offers to, subscribe for Units or other securities of the Company from, or otherwise approach or negotiate in respect thereof with, any other person.

      (l) Current Company management, as described in the Memorandum, will retain their positions through the Final Closing and the Company will not modify the employment agreements between each member of management and the Company prior the earlier of the Termination Date and the Final Closing.

      (m) At all times from and after the date of the Memorandum and until the earlier of the Termination Date and the Final Closing, the Company shall own all right, title and interest in all Intangibles, as described in the Memorandum or Current Reports. Prior to earlier of the Termination Date and the Final Closing and except as otherwise described in the Memorandum of the Current Reports, the Company will not incur any material indebtedness or dispose of any material assets or make any material acquisition or change in its business or operations, except with the Placement Agent's knowledge or consent.

      (n) For a period of three (3) years after the Final Closing, the Company shall file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act, and reports on Form 6-K for each of the first three quarters of its fiscal year, and promptly shall furnish copies of the same to the Placement Agent within five (5) days of the filing thereof.

      (o) The Company shall file five (5) copies of a Notice of Sales of Securities on Form D with the SEC no later than 15 days after the first sale of the Units. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state of jurisdiction in which offers and sales are made. The Company shall furnish the Placement Agent with copies of all filings.

      (p) The Company shall not, during the period commencing on the date hereof and ending on the earlier of the Termination Date and the Final Closing, issue any press release or other public communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets or liabilities, or the Offering, without the prior consent of the Placement Agent, which consent shall not be unreasonably withheld or delayed, subject to the Company's obligation to comply with applicable securities laws.

      (q) The Company shall continue to maintain "key man" life insurance on Joseph J.H. Bisschops in an amount of $2,000,000 and on Aldo Labiad in an amount of $1,000,000 as set forth under the caption "Risk Factors" in the Memorandum.

      (r) The Placement Agent shall have the right to have one board observer for a two-year period following the Final Closing. The Placement Agent's board observer shall initially be

Michael Doherty. The Company will reimburse the Placement Agent for the reasonable expenses related to the attendance of that observer at board meetings.

6. Conditions to Placement Agent's Obligations. The obligations of the Placement Agent hereunder are subject to the fulfillment, at or before each Closing, of the following additional conditions:

      (a) Each of the representations and warranties of the Company shall be true and correct in all material respects when made on the date hereof and on and as of each Closing Date as though made on and as of each Closing Date and there shall have been no material adverse changes in the financial condition, business or prospects of the Company.

      (b) The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed, and complied with by it under the Transaction Documents at or before each Closing.

      (c) No order suspending the use of the Memorandum or enjoining the offering or sale of the Units shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Company's knowledge, are contemplated or threatened nor has any order been issued halting the trading of the Shares on the Nasdaq National Market.

      (d) Immediately prior to the consummation of the Minimum Amount Closing, the Company will have the capitalization set forth in the Memorandum.

      (e) The Placement Agent shall have received certificates of the Chief Executive Officer and Chief Financial Officer of the Company, dated as of each Closing Date, certifying in their capacity as officers of the Company, in such detail as the Placement Agent may reasonably request, as to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c) and (d) above.

      (f) The Company shall have delivered to the Placement Agent certified resolutions of the Company's Board of Directors approving this Agreement and the other Transaction Documents, and the transactions and agreements contemplated by this Agreement and the other Transaction Documents.

      (g) At each Closing, (i) the independent auditors for the Company shall have provided a letter confirming such matters as the Placement Agent may reasonably request; and (ii) the Chief Executive Officer and the Chief Financial Officer of the Company shall have provided a certificate to the Placement Agent confirming the net worth of the Company and confirming that there have been no material and adverse changes in the condition (financial or otherwise) or prospects of the Company from the date of the financial statements included in the

Memorandum or the Current Reports other than as set forth or contemplated in the Memorandum.

      (h) At each Closing, the Company shall have (i) delivered to the Placement Agent the Placement Agent's Fee and the Expense Allowance as set forth in Sections 3(d) and 3(e) hereof, (ii) reimbursed the Placement Agent for the fees and disbursements of the Placement Agent's counsel and Blue Sky counsel, (iii) executed and delivered to the Placement Agent the Agent's Warrant Agreement covering the Agent's Warrants and certificates representing the Agent's Warrants in an amount proportional to the Units sold and (iii) if applicable, executed and delivered to the Placement Agent the warrants contemplated by Section 3(h).

      (i) On or prior to the Minimum Amount Closing, each of the Company's officers and directors and Joseph J.H. Bisschops and Aldo Labiad shall have agreed in writing not to sell, transfer or otherwise dispose of any of the Company's securities beneficially owned by them or issuable to them pursuant to the exercise of options, warrants or conversion of other securities without the Placement Agent's written consent, which consent shall not be unreasonably withheld, for a period of 6 months after the Minimum Amount Closing, other than pursuant to bona fide gifts or other transfers without consideration or by operation of law. The Placement Agent may require that such permitted transfers be made subject to a voting agreement pursuant to which the transferring stockholder retains the right to vote transferred shares for up to two (2) years from the Minimum Amount Closing.

      (j) There shall have been delivered to the Placement Agent a signed opinion of counsel to the Company (the "Company Counsel"), dated as of each Closing Date, in form and substance satisfactory to counsel to the Placement Agent (including a 10b-5 opinion in customary form).

      (k) All proceedings taken at or prior to each Closing in connection with the authorization, issuance and sale of the Units, the Agent's Warrants and Agent's Shares upon exercise of the Agent's Warrants will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents and certificates as they may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

7. Indemnification. (a) The Company will (i) indemnify and hold harmless the Placement Agent and its respective officers, directors, employees, agents and each person, if any, who controls the Placement Agent within the meaning of the Act (each, an "Indemnitee") against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees, including appeals), to which any Indemnitee may become subject, under the Act or otherwise, in connection with the Offering; and (ii) reimburse each Indemnitee for any reasonable legal or other expenses incurred in connection with investigating or defending against any such loss, claim, damage, liability, action, proceeding or investigation; provided, however, that the Company will not be liable in any such case to the extent that any such claim, damage or liability results from (A) an untrue statement or alleged untrue statement of a material fact made in the Memorandum or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by the Placement Agent or any such controlling persons specifically for use in the preparation thereof, or (B) any violations by the Placement Agent of the Act or state securities laws which does not result from a violation thereof by the Company or any of its affiliates. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker's or finder's fees from any Indemnitee in connection with the Offering. The foregoing indemnity agreements will be in addition to any liability which the Company may otherwise have.

      (b) The Placement Agent will (i) indemnify and hold harmless the Company, its officers, directors, employees, agents and each person, if any, who controls the Company within the meaning of the Act against any and all losses, claims, damages or liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof) to which the Company or any such person may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities are based upon any untrue statement or alleged untrue statement of any material fact contained in the Memorandum, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) reimburse the Company or any such person for any legal or other expenses incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies; provided, however, that the Placement Agent's foregoing indemnity shall only be applicable in any such case to the extent that any such claim, damage or liability results from (A) an untrue statement or alleged untrue statement of a material fact made in the Memorandum or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by the Placement Agent or any such controlling persons specifically for use in the preparation thereof, or (B) any violation by the Placement Agent of the Act or state securities laws which does not result from a violation thereof by the Company or any of its affiliates. The foregoing indemnity agreements will be in addition to any liability which the Placement Agent may otherwise have.

      (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, claim, proceeding or investigation ("Action"), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party (it being acknowledged that in connection with any such action, the indemnifying party shall not be liable for the expenses of more than one separate counsel). No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party's consent.

8. Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 7 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal, that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or
(ii) any indemnified or indemnifying party seeks contribution under the Act, the 1934 Act or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses but after deducting total commissions and fees received by the Placement Agent) received by the Company bear to the total commissions and fees received by the Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 8. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 8. Anything in this Section 8 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the 1934 Act or otherwise available.

9. Termination. (a) The Offering may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period as contemplated in Section 1(b) hereof ("Expiration Date") in the event that (i) any of the representations or warranties of the Company contained herein shall prove to have been false or misleading in any material respect when made or deemed made, (ii) the Company shall have failed to perform in any material respect any of its obligations hereunder, including covenants and conditions to each Closing, or shall in any material respect violate applicable securities laws, or (iii) there shall occur any event which could materially and adversely affect the Transactions contemplated hereby or the other Transaction Documents or the ability of the parties to perform thereunder. If the Offering is not completed for the reasons set forth in Section 9(a)(i)-(iii) above, (A) the Company will reimburse the Placement Agent for any and all reasonable, accountable out-of-pocket expenses incurred by the Placement Agent with respect to the Offering, (B) the Placement Agent shall be entitled to retain (1) all Placement Agent's Fees earned with respect to Units issued at Closings prior to such termination and all amounts paid in respect of the Expense Allowance, plus any non-refundable amounts paid to the Placement Agent's counsel for Blue Sky counsel fees and expenses and (2) the Agent's Warrants issued at any prior Closings. The Company shall owe no other amounts whatsoever except as may be due under any indemnity or contribution obligation provided herein or any other Transaction Document, at law or otherwise.

      (b) The Offering may be terminated by the Company at any time prior to the Expiration Date in the event that (i) the Placement Agent shall have failed to perform in any material respect any of its obligations hereunder or shall in any material respect violate applicable securities laws or (ii) there shall occur any event described in Section 9(a)(iii) above. If the Offering is not completed for the reasons set forth in Section 9(b)(i)-(ii) above, (A) the

Company will reimburse the Placement Agent for any and all reasonable, accountable out-of-pocket expenses incurred by the Placement Agent with respect to the Offering, (B) the Placement Agent shall be entitled to retain (1) all Placement Agent's Fees earned with respect to Units issued at Closings prior to such termination and all amounts paid in respect of the Expense Allowance, plus any non-refundable amounts paid to the Placement Agent's counsel for Blue Sky counsel fees and expenses and (2) the Agent's Warrants issued at any prior Closings. The Company shall owe no other amounts whatsoever except as may be due under any indemnity or contribution obligation provided herein or any other Transaction Document, at law or otherwise. In addition to the foregoing, if the Offering is not completed because the Company prevents its completion due to a change in the market stock price of the Ordinary Shares, the Placement Agent shall have a right of first refusal to act as the placement agent for any offering proposed by the Company during the 90-day period following the date the Offering was prevented from completion. The Company will provide the Placement Agent with written notice of any proposed offering and the Placement Agent will exercise its right of first refusal within 10 days of such notification.

      (c) Upon any such termination, the Placement Agent will request the Escrow Agent to cause all monies received in respect of subscriptions for Units not accepted by the Company to be promptly returned to such subscribers without interest, penalty, expense or deduction.

10. Survival. (a) The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder.

      (b) The respective indemnities, agreements, representations, warranties and other statements of the Company and the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Placement Agent, or any of their officers or directors or any controlling person thereof, and will survive the offer and sale of the Units.

11. Notices. All communications hereunder will be in writing and, except as otherwise expressly provided herein or after notice by one party to the other of a change of address, if sent to the Placement Agent, will be mailed, delivered or telefaxed and confirmed to Spencer Trask Securities Incorporated, 535 Madison Avenue, 18th Floor, New York, New York 10022, Attn: Mr. William P. Diouguardi, telefax no. (212) 751-3362; with a copy to Piper & Marbury L.L.P., 1251 Avenue of the Americas, New York, NY 10020, Attn: Paul J, Pollock, Esq., telefax no.
(212) 835-6001; and if sent to the Company, will be mailed, delivered or telefaxed and confirmed to A.C.L.N. Limited, Reyndersstraat 30, 2000 Antwerp, Belgium, Attn: Mr. Joseph J.H. Bisschops, telefax no. from the U.S.:
011-323-658-4146/322-542-4585; with a copy to Brock Silverstein LLC, 800 Third Avenue, 21st Floor, New York, New York 10022, Attn: Robert Steven Brown, Esq., telefax no. (212) 371-5500; or at such other address or telefax number as any party may from time to time specify to the others.

12. Parties in Interest. This Agreement is made solely for the benefit of the Placement Agent, the Company, any person controlling either of them, and their respective executors, administrators, successors and assigns; and no other person will acquire or have any rights under or by virtue of this Agreement. The term "successors and assigns" will not include any purchaser, as such purchaser, of the Units.

13. APPLICABLE LAW, COSTS, ETC. THIS AGREEMENT WILL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW). THE COMPANY AND THE PLACEMENT AGENT HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED HEREBY, AND THE COMPANY AND THE PLACEMENT AGENT HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE COMPANY AND THE PLACEMENT AGENT FURTHER WAIVE ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO AN ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF INCONVENIENT FORUM. THE COMPANY AND THE PLACEMENT AGENT FURTHER AGREE THAT ANY ACTION OR PROCEEDING BROUGHT AGAINST ONE ANOTHER SHALL BE BROUGHT ONLY IN NEW YORK STATE OR UNITED STATES FEDERAL COURTS SITTING IN NEW YORK COUNTY. SERVICE OF PROCESS MAY BE MADE UPON THE COMPANY OR THE PLACEMENT AGENT BY MAILING A COPY THEREOF TO IT, BY CERTIFIED OR REGISTERED MAIL, AT ITS ADDRESS TO BE USED FOR THE GIVING OF NOTICES UNDER THIS AGREEMENT. THE COMPANY AND THE PLACEMENT AGENT EACH AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY. THE PLACEMENT AGENT OR THE COMPANY, AS THE CASE MAY BE, SHALL BE ENTITLED TO REASONABLE COSTS AND REASONABLE ATTORNEY'S FEES IN THE EVENT IT PREVAILS IN ANY CLAIMS, ACTIONS, AWARDS OR JUDGMENT UNDER THIS AGREEMENT.

14. Miscellaneous. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party's obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement This Agreement contains the entire agreement between the parties hereto and is intended to supersede any and all prior agreements between the parties relating to the same subject matter. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute a single agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

                                Very truly yours,

                                A.C.L.N. LIMITED

                                By: /s/ Christian L. Payne
                                   ----------------------------------
                                    Christian L. Payne
                                    Vice-President Finance


Accepted and agreed to this
24th day of September, 1999.

SPENCER TRASK SECURITIES, INCORPORATED

By: /s/ William P. Dioguardi
   --------------------------------
    William P. Dioguardi
    President


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